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                                 [LETTERHEAD]


February 13, 1998


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Solv-Ex Corporation and, under the date of September 10, 1996, we reported on the consolidated financial statements of Solv-Ex Corporation and subsidiaries as of and for the years ended June 30, 1996 and 1995. On December 5, 1997, we resigned as principal accountants. We have read Solv-Ex Corporation's statements included under
Item 4 of its Form 8-K, Amendment No. 1 dated December 5, 1997, and we agree with such statements, except we are not in a position to agree or disagree with Solv-Ex Corporation's statements that:

     1. Our decision to resign was neither approved nor disapproved by Solv-Ex Corporation audit committee or Board of Directors; and

     2. Solv-Ex has not engaged any firm of accountants to act as its principal independent accountant as successor to KPMG Peat Marwick LLP.


                                       Very truly yours,


                                       /s/ KPMG Peat Marwick LLP